UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(Amendment No. )
Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

Triangle Capital Corporation
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, schedule or registration statement no.:
	(3)	Filing party:
	(4)	Date filed:

The following script of a pre-recorded call from Ashton Poole, the Chief Executive Officer and Chairman of the Board of Directors of Triangle Capital Corporation (the “Company”) is expected to be used by the Company and its proxy solicitation firm, Alliance Advisors LLC, to solicit votes in connection with the Company’s special meeting of stockholders to be held on July 24, 2018. The pre-recorded calls are expected to commence on June 20, 2018.

Hi, this is Ashton Poole, Chairman and CEO of Triangle Capital Corporation, with an important message about your investment in Triangle Capital and our special stockholders meeting that is being held on July 24, 2018. You should have received proxy information in the mail regarding the proposed sale of our investment portfolio to Benefit Street Partners and the appointment of Barings as the new external adviser to Triangle Capital. If the transaction is approved, all stockholders will receive a one-time cash payment of $1.78 for each share of stock they own. This $1.78 per share payment will be in addition to the normal trading value of your shares.

To vote your shares now, please press 1 to be connected to a representative from Alliance Advisors, our Proxy Specialist, who will record your vote.

You also may contact Alliance Advisors directly by calling (888) 991-1291 to discuss specific questions you may have regarding the transaction and to cast your vote.

In addition, the proxy information you received also includes instructions on how you can easily vote your shares by mail or online. Please know that your vote is important regardless of how many shares you own. Thank you in advance for your support and for being a valued stockholder of Triangle Capital Corporation.

Cautionary Statement Regarding Forward-Looking Statements
This communication contains “forward-looking” statements, including statements regarding the proposed transactions. All statements, other than historical facts, including but not limited to statements regarding the expected timing of the closing of the proposed transactions; the ability of the parties to complete the proposed transactions considering the various closing conditions; the expected benefits of the proposed transactions such as improved operations, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of Triangle following completion of the proposed transactions; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, those risk factors detailed in Triangle’s definitive proxy statement on Schedule 14A, filed with the SEC on June 1, 2018 (the “Proxy Statement”), and from time to time in Triangle’s reports filed with the SEC, including Triangle’s annual report on Form 10-K for the year ended December 31, 2017, periodic quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC.

Any forward-looking statements speak only as of the date of this communication. Triangle does not undertake any obligation to update any forward-looking statements, whether as a result of new information or developments, future events or otherwise, except as required by law. Investors are cautioned not to place undue reliance on any of these forward-looking statements.

Additional Information and Where to Find It
In connection with the special meeting of stockholders and the proposed transactions described herein, Triangle filed the Proxy Statement with the SEC, which was first mailed to Triangle’s stockholders on June 1, 2018. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO OR OTHER RELEVANT DOCUMENTS THAT HAVE BEEN OR WILL BE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT TRIANGLE, THE PROPOSED TRANSACTIONS AND RELATED MATTERS. Investors and security holders will be able to obtain the Proxy Statement and other documents filed with the SEC by Triangle, free of charge, from the SEC’s website at www.sec.gov and from Triangle’s website at www.TCAP.com. Investors and security holders may also obtain free copies of the Proxy Statement and other documents filed with the SEC from Triangle by contacting its Investor Relations Department at 919-747-8615.